Exhibit 99.1

NEWS RELEASE

CONTACT:
--------
Robert G. LaVigne, CFO                      Don Gant, VP Channel Marketing
Farmstead Telephone Group, Inc.             Iwatsu Voice Networks
Voice:  860-610-6002                        Voice:  972-929-0242
Fax:    860-610-6001                        Fax:    972-929-8919

Or

Dave Gentry or Sanford Diday
Aurelius Consulting Group, Inc.
407-644-4256
info@aurcg.com
http://www.runonideas.com

                            For Immediate Release

        One IP Voice Signs National Master Marketing and Distribution
                    Agreement with Iwatsu Voice Networks

EAST HARTFORD, CT., March 9, 2006 - Farmstead Telephone Group, Inc. (OTC-BB, FTGP) today announced that its subsidiary One IP Voice has entered into a Master Marketing and Distribution Agreement with Iwatsu Voice Networks, a wholly owned subsidiary of Iwatsu Electric, LTD., Tokyo, Japan, a 70-year industry leader and pioneer in the telecommunications industry.

Under the terms of the agreement, Iwatsu Voice Networks will offer One IP Voice hosted VoIP products and services, as its preferred hosted VoIP offering, to its North American Distribution channel, which consists of 250 independent business partners doing business in over 450 cities nationwide. The One IP Voice products and services include; Hosted IP Centrex and IP trunking services, bundled with private One IP Voice "Last Mile" connectivity on a national basis, long distance calling, On Net Calling, local area calling, 911 capabilities and Wide Area Network (WAN) voice and data connectivity.

Jean-Marc Stiegemeier, Farmstead's Chairman, President and CEO, said: "Our agreement with Iwatsu, a leader in the manufacturing, development and sale of a full array of telecommunications solutions in North America for over thirty years, is a continued validation of One IP Voice's Go-To-Market strategy. Iwatsu recognizes that the hosted Voice over Intelligent Protocol
(VoIP) offering is a reality and that the One IP Voice solution will enhance the portfolio of products they provide to their dealer channel. Both companies see significant opportunity in the forecasted growth of hosted VoIP services in the Small to Medium Business (SMB) marketplace. We are very pleased to have Iwatsu representing our One IP Voice products and services."

"Hosted IP SIP services are the next logical step in the evolution and use of VoIP technology", said David Carissimi, Iwatsu Voice Network's
President. "Hosted IP services will be an attractive alternative for many consumers over traditional premise based equipment solutions, and can also be used to provide


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hosted SIP trunk services to existing premise based equipment that the customer may already own. Our partnership with One IP Voice parallels our development and marketing strategy to provide our Dealers and their customers a choice in products and technology that best fits their business needs to provide value to the customers business. The One IP Voice offering allows our channel partners to leverage the strength of the technology with a nationwide footprint of service and use the services with new or existing customers."

About Farmstead
---------------
Since 1984, Farmstead Telephone Group, Inc. has been-and continues to be-one of the nation's largest and most successful full service enterprise telecommunications providers with a comprehensive nationwide systems, services and parts network. Farmstead has garnered many prestigious awards for service, customer satisfaction and growth. Further information about Farmstead Telephone may be found at http://www.farmstead.com

About One IP Voice
------------------
One IP Voice is a wholly owned subsidiary of Farmstead Telephone Group providing Carrier Based Hosted Voice over Intelligent Protocol (VoIP) solutions to Small to Medium Businesses nationwide. Further information about One IP Voice may be found at http://www.oneipvoice.com

About Iwatsu Voice Networks
---------------------------
Iwatsu Voice Networks is a provider of leading edge business communications solutions to small and medium sized businesses. Products include the Enterprise CS, a converged IP communications platform supporting SIP, H.323 protocols, TDM and VoIP technology, and a suite of business solutions including unified communications, wireless key telephones, seamless IP networking, IP trunking, ACD, CSTA and TAPI. Iwatsu Voice Networks is a subsidiary company of Tokyo-based Iwatsu Electric, Ltd., a 70-year industry leader and pioneer in the telecommunications industry. Iwatsu products and services are available through a nationwide network of 250 authorized dealers. Further information about Iwatsu Voice Networks may be found at http://www.iwatsu.com.
---------------------

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                                    # # #
This release contains forward-looking statements that involve risks and uncertainties. In addition to historical information, investors should consider carefully the risks associated with an investment in the Company's securities as previously outlined by the Company in its prior filings with the Securities and Exchange Commission.


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